EXHIBIT 10.11

AMENDMENT NO. 1

TO THE

GAIA, INC.

LONG-TERM DEFERRED EQUITY COMPENSATION PLAN

Effective as of February 26, 2015

WHEREAS, Gaia, Inc., a Colorado corporation (the “Company”), sponsors and maintains the Gaia, Inc. Long-Term Deferred Equity Compensation Plan (the “Plan”);

WHEREAS, as originally drafted, the Plan erroneously states that the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), with respect to which Awards (as defined in the Plan) may be issued or delivered under the Plan shall not exceed the equivalent of ten percent of the Company’s fully diluted shares;

WHEREAS, it was intended that the number of shares of Common Stock with respect to which Awards (as defined in the Plan) may be issued or delivered under the Plan be fixed at 249,616 shares of Common Stock;

WHEREAS, Section 9.8 of the Plan authorizes the Board to amend the Plan at any time and from time to time; and

WHEREAS, the Company expects to list its Common Stock on the Nasdaq Stock Market, and Nasdaq Stock Market Rule 5635(c) requires shareholder approval prior to the issuance of securities when a plan pursuant to which stock may be acquired by officers, directors, employees or consultants is to be established or materially amended.

NOW, THEREFORE, effective as of February 26, 2015, and subject to shareholder approval, the Plan is amended as follows:

1. Amendment of Section 4.1 Regarding Maximum Number of Shares Issuable Under Plan.

Section 4.1 of the Plan is hereby amended and restated in its entirety, to read as follows:

“Number of Shares Reserved. Subject to the adjustment provisions below, the number of Shares with respect to which Awards may be issued or delivered under the Plan shall not exceed 249,616. Any Shares delivered in respect of Awards under the Plan shall consist of authorized and unissued shares, or treasury shares.”

2. Amendment of Section 4.3 Regarding Adjustment to the Number of Shares Reserved Under the Plan.

Section 4.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“Adjustments. If any change with respect to the outstanding Shares occurs by reason of a recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate transaction, or any other change affecting the Shares, the Committee shall (i) in the manner and to the extent it deems equitable, adjust the number and kind of Shares subject to outstanding RSUs, and (ii) adjust proportionately and appropriately, in a manner and to the extent it deems equitable, the number and kind of Shares reserved under the Plan in Section 4.1 above.”

3. Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

[Signature page to follow]

This Amendment No. 1 to the Gaia, Inc. Long-Term Deferred Equity Compensation Plan is hereby adopted effective as of the date first written above.

GAIA, INC.

By:	/s/ Jirka Rysavy
Name:	Jirka Rysavy
Title:	Chairman